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                    CONSENT OF MARKS SHRON & COMPANY, LLP


We consent to the incorporation by reference in the Current Report on Form 8-K, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our report dated January 19, 1995 with respect to the audit of Two Bridges Associates for the year ended December 31, 1994 and the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (333-20755).



                                      /s/ MARKS SHRON & COMPANY, LLP
                                      ---------------------------------
                                      Marks Shron & Company, LLP

New York, New York
April 28, 1997